AMENDMENT
to
THE ISDA® MASTER AGREEMENT

THIS AMENDMENT, dated as of October 23, 2013 (the "Amendment"), between BANK OF AMERICA, N.A. (“Party A”) and HEARTLAND PAYMENT SYSTEMS, INC. ("Party B”).
W I T N E S S E T H
WHEREAS, Party A and Party B have previously entered into a certain ISDA Master Agreement, dated as of December 30, 2010 (the "Master Agreement") and the ISDA Schedule to the Master Agreement dated as of December 30, 2010 (the “Schedule”), (the Master Agreement and Schedule, collectively, the "Agreement"); and
WHEREAS, upon execution of this Amendment, Party A and Party B now desire to amend the Schedule to the Agreement as hereinafter provided;

(1)	Amendment to the Schedule. The parties agree to amend the Schedule shall be amended as follows:

(a)	Part 1(c) of the Schedule is hereby amended by deleting the definition of “Credit Agreement”, and restating it as follows:
““Credit Agreement" means the Loan Agreement dated on or about October 23, 2013 by and between Party B as borrower, Party A as Administrative Agent, Swing Line Lender and L/C Issuer (as each such term is defined therein) and the other lenders party thereto (as amended, extended, supplemented or otherwise modified in writing from time to time).”

(b)	The Payee Tax Representations in Part 2(b) of the Schedule are hereby amended as to both Party A and Party B by deleting both clause (1) and (2) in their respective entirety, and restating as follows:
“(i)    The following representations will apply to Party A:

(1)
Party A is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(M) and its federal taxpayer identification number is 94-168766.

(2)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.
(ii)    The following representations will apply to Party B:

(1)	Party B is a corporation for U.S. federal income tax purposes and is organized under the laws of State of Delaware.

(2)
It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).”

(c)	Part 3of the Schedule is hereby amended by deleting the first row of the table after the headings in its entirety, and replacing it with the following rows:

“Party A	A valid U.S. Internal Revenue Service Form W-9, or any successor thereto.
(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party B, and (iii) promptly upon learning that any such tax form previously provided by Party A has become obsolete or incorrect.

Party B	A valid U.S. Internal Revenue Service Form W-9, or any successor thereto.
(i) Upon execution and delivery of this Agreement, (ii) promptly upon reasonable demand by Party A, and (iii) promptly upon learning that any such tax form previously provided by Party B has become obsolete or incorrect.”

(d)	Part 4(a) of the Schedule is hereby amended as to Party A by deleting the Address for Notices or Communication to Party A, and replacing with the following:
“Address for notices or communications to Party A:

Bank of America, N.A.
200 N. College Street
Charlotte, North Carolina 28255-0001
Attention:    Swap Operations
Telephone No.:    312-234-2732
Facsimile No.:    866-255-1444
with a copy to:

Bank of America, N.A.
1133 Avenue of the Americas
42nd Floor, NY1-533-42-01
New York, New York 10036-6710
Attention:    Client Integration & Documentation
Facsimile No.:    212-548-8622”

(e)	Part 4(m) (i) (B) of the Schedule is hereby amended by deleting it in its entirety, and restating as follows:

“(B)
Eligible Contract Participant. Each party will be deemed to represent to the other party on each date on which a Transaction is entered into that it is an “eligible contract participant” and that each guarantor of its Swap Obligations (as defined below), if any, is an “eligible contract participant,” as such term is defined in the U.S. Commodity Exchange Act, as amended.  For purposes of this provision, “Swap Obligation” means an obligation incurred with respect to a transaction that is a “swap” as defined in the Section 1a(47) of the Commodity Exchange Act and CFTC Regulation 1.3(xxx).”

(f)	Part 5 of the Schedule is hereby amended by adding the following as a new Part 5(j):

“(j)
“Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

This Part 5(j) shall replace any “Express Provisions” where “Express Provisions” means any provisions expressly set out in any confirmation of a Transaction that supplements, forms a part of, and is subject to, this ISDA Master Agreement; that provide for amendments to (i) any Payer Tax Representation contained in this ISDA Master Agreement, (ii) Section 2(d) of this ISDA Master Agreement, or (iii) the definition of “Indemnifiable Tax” in this ISDA Master Agreement, in each case, only in relation to FATCA Withholding Tax.”

(2)
Representations. In order to induce each other to enter into this Amendment, each party hereto makes, as of the date hereof, the representations set forth in Section 3(a) and (b) of the Agreement; provided that the phrase "this Agreement," as used in Sections 3(a) and (b) shall mean (for the purpose of this paragraph 2 only) both this Amendment and the Agreement as amended hereby.

(3)
Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Master Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Master Agreement (except as amended herein), or any indebtedness thereby evidenced.

(4)
Documents to be Delivered. Simultaneously with its delivery of this Amendment executed by it, each party hereto shall deliver to the other evidence of all authorizations, approvals and other actions necessary for that party to execute and deliver this Amendment and evidence of the specimen signatures, authority and incumbency of each person executing this Amendment on that party's behalf (unless such evidence has previously been supplied pursuant to the Agreement and remains correct and in effect).

(5)
Governing Law. This Amendment and any and all controversies arising out of or in relation to this Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

(6)	Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.	HEARTLAND PAYMENT SYSTEMS, INC.
By: /S/ Carl R. Kolbet Name: Carl R. Kobet Title: Director	By: /S/ Robert H. B. Baldwin, Jr. Name: Robert H. B. Baldwin, Jr. Title: Vice Chairman